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                                                                    EXHIBIT 99.4

                           HUNTSMAN ICI HOLDINGS LLC
                       Offer to Exchange All Outstanding
                     13.375% Senior Discount Notes due 2009
                                      For
                    13.375% Senior Discount Notes due 2009,
                        That Have Been Registered Under
                          The Securities Act of 1933,
                                   As Amended

    To Our Clients:

      Enclosed for your consideration is a prospectus dated     , 1999 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Huntsman ICI Holdings LLC (the "Issuer") to exchange its 13.375% Senior Discount Notes due 2009 that have been registered under the Securities Act of 1933, as amended, for each of its outstanding 13.375% Senior Discount Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the exchange and registration rights agreement in respect of the Old Notes, dated August 2, 1999, by and among the Issuer and the initial purchasers referred to therein.

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
p.m., New York City time, on     , 1999 (the "Expiration Date"), unless
extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

      1. The Exchange Offer is for any and all Old Notes.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

      3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Issuer will be paid by the Issuer.

      4. The Exchange Offer expires at    p.m., New York City time, on
             , 1999, unless extended by the Issuer.

      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Huntsman ICI Holdings LLC with respect to its Old Notes.

      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

      Please tender the Old Notes held by you for my account as indicated below:

                                          Aggregate Principal Amount
                                          of Old Notes at Maturity

    13.375% Senior Discount Notes due 2009_____________________________________

                                          _____________________________________
[_]Please do not tender any Old           _____________________________________
   Notes held by you for my               Signature(s)
   account.                               _____________________________________

                                          _____________________________________
    Dated:     , 1999                     Please print name(s) here
                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Address(es)
                                          _____________________________________
                                          Area Code and Telephone Number
                                          _____________________________________
                                          Tax Identification or Social
                                           Security No(s).

      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.